UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019

General Finance Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)

(626) 584-9722

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.0001 par value	GFN	NASDAQ Global Market

9.00% Series C Cumulative Redeemable Perpetual Preferred Stock (Liquidation Preference $100 per share)	GFNCP	NASDAQ Global Market

8.125% Senior Notes due 2021	GFNSL	NASDAQ Global Market

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On May 6, 2019, the Audit Committee of the Board of Directors of General Finance Corporation (the “Company”) determined, after consultation and discussion with Company management and the Company’s independent registered public accounting firm, Crowe LLP, that the Company’s financial statements for the quarters ended September 30, 2018, and December 31, 2018 should be restated.

The Audit Committee concluded that the financial statements for the quarters ended September 30, 2018, and December 31, 2018 should be restated to reflect that the valuation of the minimum return provision included in the Company’s convertible notes, which were converted into shares of common stock in September 2018, was not accounted for correctly in that the valuation of $8.9 million prior to the conversion should have been charged through the consolidated statements of operation rather than directly to equity upon the conversion of the convertible notes.

The Company’s assessment of the impact on its financial statements is as follows:

•

Net income (loss) for the quarter ended September 30, 2018 and for the six months ended December 31, 2018, of $(8,164,000) and $(12,370,000), respectively, as compared to $754,000 and $(3,452,000), respectively, as previously reported for such periods.

•

Basic and diluted net income (loss) per common share for the quarter ended September 30, 2018 and for the six months ended December 31, 2018, of $(0.33) and $(0.50), respectively, as compared to $(0.01) and $(0.18), respectively, as previously reported for such periods.

•

Additional paid-in capital at September 30, 2018, and December 31, 2018, of $184,443,000 and $184,406,000, respectively, as compared to $175,525,000 and $175,488,000 as previously reported for such periods.

•	No impact on net revenues or operating income for any of the restated fiscal periods.

•	No impact on cash flows from operations for any of the restated fiscal periods.

•	The Company will be amending its assessment over its internal control over financial reporting.

Based on the foregoing, the recommendation of management and discussions with the Company’s independent registered public accounting firm, the Audit Committee determined that the financial statements for the quarters ended September 30, 2018 and December 31, 2018, should no longer be relied upon. The Company currently anticipates filing amended Forms 10-Q for the quarters ended September 30, 2018 and December 31, 2018, reflecting restated financial statements as soon as possible.

Cautionary Statement about Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements about the Company’s plans to restate its financial statements, the timing of such restatement and amendments, and the restatement’s effect on prior financial statements. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others, the timing and nature of the final resolution of the accounting issues discussed in this Form 8-K, any delay in the filing of required periodic reports with the Securities and Exchange Commission, the timing and results of the review of the effectiveness of internal control over financial reporting (and related internal controls) and disclosure controls and procedures, whether the review is expanded to additional matters beyond internal controls and disclosure controls and procedures, changes in the ranges of estimates and adjustments in this Form 8-K, whether a restatement of financial results will be required for other accounting issues for the same or other periods in addition to the restatement currently expected by management, additional uncertainties related to accounting issues generally, adverse effects on the Company’s business as a result of the restatement process or the review of the effectiveness of internal control over financial reporting and disclosure controls and procedures, increased regulatory, media or financial reporting issues and practices, and volatility of the Company’s stock price. These risks and uncertainties could cause actual outcomes and results to differ materially from those described in the forward-looking statements. The Company believes that the expectations represented by forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this Form 8-K are made as of the date of the Form 8-K, and the Company does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this Form 8-K are expressly qualified by these cautionary statements. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION

Dated: May 8, 2019	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
General Counsel, Vice President and Secretary

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